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                                  EXHIBIT 6

Alex Meruelo, an individual, and La Pizza Loca, Inc., a California corporation, hereby acknowledge and agree that Amendment No. 2 to the
Schedule 13D dated December 14, 1998, as amended by Amendment No. 1 dated January 5, 1999 with respect to the common stock, no par value, of Chicago Pizza & Brewery, Inc., is filed on behalf of each of Alex Meruelo and La Pizza Loca, Inc. This acknowledgment and agreement is made this 18th day of February 1999.

    ALEX MERUELO                                LA PIZZA LOCA, INC.


/s/ ALEX MERUELO                                By:  /s/  ALEX MERUELO
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                                                   Alex Meruelo, President